Exhibit 99.1

FOR IMMEDIATE RELEASE

SENSEONICS HOLDINGS, INC. REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

GERMANTOWN, MD, May 10, 2018 —Senseonics Holdings, Inc. (NYSE-American: SENS), a medical technology company focused on the development and commercialization of a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today reported financial results for the first quarter ended March 31, 2018.

RECENT HIGHLIGHTS & ACCOMPLISHMENTS:

•	Favorable outcome of FDA advisory committee meeting with unanimous support for Eversense
•	Realized revenue, through our European partners, of $2.9 million in the first quarter 2018
•	Strengthened balance sheet with additional $53 million of gross proceeds through completion of convertible note offering

“In the first quarter, we achieved a significant milestone with the successful FDA panel advisory meeting and have made meaningful progress with commercial readiness activities in the United States. We have been simultaneously deepening our presence in the countries where Eversense is currently available, and enhancing our offering with the recent addition of the extended life Eversense XL,”  said Tim Goodnow, President and Chief Executive Officer of Senseonics. “In the remaining time in 2018, we anticipate launching Eversense in the United States, introducing Eversense XL across the European marketplace and initiating a pivotal trial for labeling of up to 180 days of wear in the United States.”

FIRST QUARTER 2018 RESULTS:

Revenue was $2.9 million for the first quarter of 2018, compared to $0.6 million for the first quarter of 2017.

First quarter 2018 sales and marketing expenses increased $2.3 million year-over year, to $3.4 million The increase in sales and marketing expenses was primarily driven by an increase in compensation expense associated with hiring efforts to prepare for U.S. launch in 2018 as well as to support and expand the distribution of Eversense in Europe.

First quarter 2018 research and development expenses increased $1.1 million year-over-year, to $8.1 million. The increase in research and development expenses was primarily driven by the on-going support of our PMA application as well as on-going feasibility trials.

First quarter 2018 general and administrative expenses increased $0.2 million, year-over-year, to $4.0 million. The increase in general and administration expenses was primarily driven by an increase in compensation, legal and other administrative expense associated with supporting operational growth.

Net loss was $22.3 million, or $0.16 per share, in the first quarter of 2018, compared to $13.1 million, or $0.14 per share, in the first quarter of 2017. This increase in net loss was driven primarily by the $4.8 million increase in the fair value of the derivative liability and the $3.6 million increase in operating expense.  First quarter 2018 net loss per share was based on 137.1 million weighted average shares outstanding, compared to 93.9 million weighted average shares outstanding in the first quarter of 2017.

As of March 30, 2018, cash, cash equivalents, and marketable securities were $65.1 million and outstanding indebtedness was $75.5 million.

CONFERENCE CALL AND WEBCAST INFORMATION

Company management will host a conference call at 4:30 pm (Eastern Time) today, May  10, 2018, to discuss these financial results. This conference call can be accessed live by telephone or through Senseonics’ website.

(877)344-7529	http://www.senseonics.com and select the “Investor Relations” section
Live Teleconference Information: Dial in number: (877)883-0383 International dial in: (412)902-6506	Live Webcast Information: Visit http://www.senseonics.com and select the “Investor Relations” section

A replay of the call can be accessed on Senseonics’ website http://www.senseonics.com under “Investor Relations.”

About Senseonics

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of transformational glucose monitoring products designed to help people with diabetes confidently live their lives with ease. Senseonics' CGM systems, Eversense and Eversense XL, include a small sensor inserted completely under the skin that communicates with a smart transmitter worn over the sensor. The glucose data are automatically sent every 5 minutes to a mobile app on the user's smartphone.

FORWARD LOOKING STATEMENTS

Any statements in this press release about future expectations, plans and prospects for Senseonics, including statements about the regulatory approval, and potential launch, of Eversense in the United States, the clinical development of future generations of Eversense, the expanded commercialization of Eversense and Eversense XL in Europe, and other statements containing the words “expect,” “intend,” “may,” “projects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in the FDA’s approval of Eversense for marketing in the United States, uncertainties inherent in the expanded commercial launch of Eversense and Eversense XL in Europe and such other factors as are set forth in the risk factors detailed in Senseonics’ Annual Report on Form 10-K for the year ended December 31, 2017, Senseonics’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and Senseonics’ other filings with the SEC under the heading “Risk Factors.” In addition, the forward-looking statements included in this press release represent Senseonics’ views as of the date hereof. Senseonics anticipates that subsequent events and developments will cause Senseonics’ views to change. However, while Senseonics may elect to update these forward-looking statements at some point in the future, Senseonics specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing Senseonics’ views as of any date subsequent to the date hereof.

INVESTOR CONTACT R. Don Elsey Chief Financial Officer 301.556.1602 don.elsey@senseonics.com

FINANCIAL STATEMENTS TO FOLLOW:

Senseonics Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$60,902	$16,150
Marketable securities	4,149	20,300
Accounts receivable, primarily from a related party	3,149	3,382
Inventory, net	5,248	2,991
Prepaid expenses and other current assets	3,359	2,092
Total current assets	76,807	44,915

Deposits and other assets	200	176
Property and equipment, net	814	853
Total assets	$77,821	$45,944

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,922	$7,712
Accrued expenses and other current liabilities	6,560	5,428
Notes payable, current portion	10,000	10,000
Total current liabilities	21,482	23,140

Notes payable, net of discount	12,022	14,414
Convertible senior notes, net of discount	34,015	—
Derivative liability	22,147	—
Accrued interest	1,257	1,054
Other liabilities	70	69
Total liabilities	90,993	38,677

Commitments and contingencies (Note 8)

Stockholders’ equity (deficit) :
Common stock, $0.001 par value per share; 250,000,000 shares authorized, 137,240,202 and 136,882,735 shares issued and outstanding as of March 31, 2018 and December 31, 2017	137	137
Additional paid-in capital	272,787	270,953
Accumulated deficit	(286,096)	(263,823)
Total stockholders' (deficit) equity	(13,172)	7,267
Total liabilities and stockholders’ equity (deficit)	$77,821	$45,944

Senseonics Holdings, Inc.

Unaudited Condensed Consolidated Statement of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2018	2017
Revenue, primarily from a related party	$2,946	$553
Cost of sales	3,308	1,045
Gross profit	(362)	(492)

Expenses:
Sales and marketing expenses	3,441	1,140
Research and development expenses	8,113	6,998
General and administrative expenses	4,011	3,767

Operating loss	(15,927)	(12,397)
Other income (expense), net:
Interest income	184	21
Interest expense	(1,771)	(684)
Other expense	(4,759)	(13)
Total other expense, net	(6,346)	(676)

Net loss	(22,273)	(13,073)
Other comprehensive income (loss)	—	—
Total comprehensive loss	$(22,273)	$(13,073)

Basic and diluted net loss per common share	$(0.16)	$(0.14)
Basic and diluted weighted-average shares outstanding	137,069,008	93,905,880